xhibit 20.1


MONTHLY SERIES CERTIFICATEHOLDERS' STATEMENT

SERIES 2001-D

MBNA AMERICA BANK, NATIONAL ASSOCIATION



MBNA MASTER CREDIT CARD TRUST II






MONTHLY PERIOD ENDING AUGUST 31, 2001

___________________________________


The information which is required to be prepared with respect to the Transfer Date of September 14, 2001 and with respect to the performance of the Issuer during the related Monthly Period.

Capitalized terms used in this Statement have their respective meanings set forth in the Pooling and Servicing Agreement.

A.Information Regarding the Current Monthly Distribution
1. The amount of the current monthly
distribution which constitutes Available
Funds$56,811,028.79


2. The amount of the current monthly distribution
which constitutes Available Investor Principal
Collections      See Addendum to Exhibit B

B. Information Regarding the Performance of the Trust

1.Collection of Principal Receivables
(a)The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period and allocated to Series 2001-D$498,177,823.02

2.Collection of Finance Charge Receivables
(a)The aggregate amount of Collections of Finance
Charge Receivables processed during the
related Monthly Period and allocated to
Series 2001-D$52,842,765.97



3.Principal Receivables in the Trust
(a)The aggregate amount of Principal Receivables in the Trust as of the end of the day on the last day of the related Monthly
Period$61,488,678,041.61

(b)The amount of Principal Receivables in the Trust represented by the Investor Interest of Series 2001-D as of the end of the day on the last day of the related Monthly
Period$5,750,000,000.00

(c) The Floating Allocation Investor
Interest as of the end of the day on the last day of the related Monthly
Period$5,750,000,000.00

(d) The Principal Allocation Investor Interest as of the end of the day on the last day of the related Monthly
Period$5,750,000,000.00

(e) The Floating Investor Percentage with respect to the related Monthly Period
August 1, 2001  through  August 7, 20014.06%
August 8, 2001  through  August 14, 20015.70%
August 15, 2001  through  August 15, 20015.70%
August 16, 2001  through  August 21, 20015.77%
August 22, 2001  through  August 22, 20016.08%
August 23, 2001  through  August 23, 20016.56%
August 24, 2001  through  August 26, 20017.15%
August 27, 2001  through  August 27, 20017.31%
August 28, 2001  through  August 28, 20017.82%
August 29, 2001  through  August 29, 20018.26%
August 30, 2001  through  August 30, 20018.80%
August 31, 2001  through  August 31, 20019.35%


(f)The Principal Investor Percentage with respect to the Monthly Period
August 1, 2001  through  August 7, 20014.06%
August 8, 2001  through  August 14, 20015.70%
August 15, 2001  through  August 15, 20015.70%
August 16, 2001  through  August 21, 20015.77%
August 22, 2001  through  August 22, 20016.08%
August 23, 2001  through  August 23, 20016.56%
August 24, 2001  through  August 26, 20017.15%
August 27, 2001  through  August 27, 20017.31%
August 28, 2001  through  August 28, 20017.82%
August 29, 2001  through  August 29, 20018.26%
August 30, 2001  through  August 30, 20018.80%
August 31, 2001  through  August 31, 20019.35%




4.  Delinquent Balances




      The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related Monthly Period:




Aggregate
Account
Balance
Percentage
of Total
Receivables







(a)
 30 -  59 days:
$1,212,520,758.37
1.92%


(b)
 60 -  89 days:
$653,170,618.76
1.04%


(c)
 90 - 119 days:
$476,527,110.33
0.76%


(d)
120 - 149 days:
$425,112,401.11
0.67%


(e)
150 - or more days:
$379,602,898.72
0.60%


Total:
$3,146,933,787.29
4.99%


5.Investor Default Amount
(a)The Aggregate Investor Default Amount for the related Monthly Period$23,750,505.91
6.Investor Servicing Fee
(a)The amount of the Investor Servicing Fee payable by the Trust to the Servicer for the related Monthly Period$6,093,457.58
(b)The amount of the Net Servicing Fee
payable by the Trust to the Servicer
for the related Monthly
Period$3,808,410.99
(c)The amount of the Servicer Interchange payable by the Trust to the Servicer for the related Monthly
Period$2,285,046.59


IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 10th day of September, 2001.



MBNA AMERICA BANK,
NATIONAL ASSOCIATION,
Servicer


Jack Fioravanti


Name:  Jack Fioravanti
Title: Senior Vice President




C-5
2001-D
2001-D	A-1